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                                                                   EXHIBIT 10.10



                        TEMPORARY FOREBEARANCE AGREEMENT

        This Temporary Forbearance Agreement is entered into as of September 13, 2004 between Silicon Valley Bank ("Silicon"), and First Virtual Communications, Inc ("First Virtual") and Cuseeme Networks, Inc. ("Cuseeme") (First Virtual and Cuseeme being referred to herein jointly and severally as "Borrower"), with reference to the following facts:

        A. Silicon and the Borrower are parties to that certain Loan and Security Agreement dated April 3, 2003 (as amended, the "Loan Agreement"). (Capitalized terms used in this Agreement, which are not defined herein, shall have the meanings set forth in the Loan Agreement. The Loan Agreement and all other present and future documents, instruments and agreements relating thereto are referred to herein collectively as the "Loan Documents".)

        B. Material Events of Default have occurred and are continuing under the Loan Documents. Said material Events of Default include without limitation the following (the "Existing Defaults"): (i) Borrower is in breach of the liquidity covenant set forth in Section 5(B) of the Schedule to the Loan Agreement; (ii) Borrower is not generally paying its debts as they become due; and (iii) Material Adverse Changes have occurred and are continuing.

        E. Borrower and Silicon are discussing a longer-term forbearance and restructuring agreement, and Borrower has requested that Silicon agree to a short-term forbearance, to enable those discussions to continue.

        NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Forbearance.

        1.1. Forbearance. Silicon agrees to forbear from exercising its rights and remedies against the Borrower, as a result of the Existing Defaults, until the earlier of the following dates (the "Forbearance Period"): (i) September 21, 2004, or (ii) the date any Additional Default shall occur. In agreeing to forbear from exercising its rights and remedies, Silicon is not waiving the Existing Defaults or any rights or remedies in connection therewith, all of which are expressly reserved. Upon the expiration of the Forbearance Period, Silicon may, at its option, exercise any and all rights or remedies in connection with the Existing Defaults, without further notice.

        1.2. "Additional Default." As used in this Agreement, "Additional Default" means any of the following (but not including the Existing Defaults):
(i) any present or future Default or Event of Default under any Loan Document (including, without limitation, any breach of any term or provision of this Agreement, and any Default or Event of Default under any other Loan Document which has occurred as of this date, but of which Silicon does not have actual knowledge on this date), (ii) any event which, with notice or passage of time or both, would constitute a Default or Event of Default under any Loan Document,
(iii) any breach of any representation or warranty in this Agreement or any other Loan Document. Without limiting any other provision of this Agreement, Silicon may, in its sole and absolute discretion, waive an Additional Default, but only in a specific written waiver signed by Silicon, and no such waiver shall imply or constitute an agreement on the part of Silicon to waive any other Additional Defaults, whether or not similar to the Additional Default waived.



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        1.3. Rights and Remedies. Borrower agrees that the exercise by Silicon of any and all rights or remedies in connection with the Existing Defaults and (if applicable) any Additional Default, upon the expiration of the Forbearance Period, or the occurrence of any Additional Default, shall not be affected by reason of this Agreement, and the Borrower shall not assert as a defense thereto the passage of time, estoppel, laches or any statute of limitations.

        1.4. No Commitment as to Further Forbearance. Borrower acknowledges that Silicon, by entering into this Agreement and discussing further forbearance and/or restructuring with respect to the Loan Agreement, is not agreeing or committing to any further forbearance and/or restructuring with respect to the Loan Agreement, and no such agreement or commitment shall be effective against Silicon unless set forth in a specific written agreement signed by Silicon.

2. Acknowledgment of Default. Borrower acknowledges that: (i) material Events of Default have occurred and presently exist under the Loan Documents, (ii) the unpaid principal balance of the Obligations is $3,000,000, as of September 13, 2004, plus interest accruing after August 31, 2004, plus reasonable costs and attorneys fees as set forth in the Loan Documents; (iii) the Obligations are due and owing from Borrower to Silicon without any defense, offset or counterclaim of any kind; (iv) pursuant to the Loan Documents, Silicon has a valid perfected first priority security interest in all of the Borrower's present and future accounts, general intangibles, inventory, equipment, documents, instruments, and all other property and assets of the Borrower and the proceeds and products thereof (collectively, the "Collateral"), subject to Permitted Liens; and (v) Silicon is not obligated to make any additional Loans to the Borrower, under the Loan Documents or otherwise.

3. Fee. In consideration for Silicon entering into this Agreement, Borrower shall concurrently pay Silicon a fee in the amount of $5,000, which shall be in addition to all other fees and charges and all interest, is fully-earned on the date hereof, and is non-refundable. Silicon is authorized to charge said fee to any of the Deposit Accounts maintained by Borrower with Silicon.

4. General Release.

        4.1. General Release. In consideration for Silicon entering into this Agreement, the Borrower hereby irrevocably releases and forever discharges Silicon, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them, from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Agreement (collectively, the "Released Claims"). Borrower hereby irrevocably waives the benefits of California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." This release is fully effective on the date hereof.

        4.2. Additional Waivers. Borrower irrevocably waives and affirmatively agrees not to allege or otherwise pursue any and all defenses, affirmative defenses, counterclaims, claims, causes of action, set-offs or other rights that they may have relating to the Obligations or the Loan Documents, including (but not limited to) any right to contest any Events of Default which



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have been declared or could have been declared by Silicon at the date hereof, any provision of any of the Loan Documents, Silicon's lien and security interest under the Loan Documents, and any acts or omissions of Silicon in connection with the Loan Documents. Borrower acknowledges and agrees to the continuing authenticity and enforceability of the Loan Documents and ratifies and confirms the Loan Documents in their entirety, and agrees that the Loan Documents shall remain in full force and effect until all Obligations have been paid and performed in full (except that no further loans will be made to the Borrower under the Loan Documents, except as set forth in this Agreement).

        4.3. No Prior Assignments.Borrower represents and warrants that it has not assigned to any person, partnership, corporation, or other entity any Released Claim. In the event that the foregoing representation and warranty is, or is purported to be, untrue, then the Borrower agrees to indemnify and hold harmless Silicon against, and to pay, any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable expenses of investigation, attorneys' fees of counsel of Silicon's choice and costs, which Silicon may sustain or incur as a result of the breach or purported breach of the foregoing representation and warranty.

5. General Provisions.

        5.1. Integration; Amendment. This Agreement and the other Loan Documents set forth in full the terms of agreement between the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties. This Agreement and the other Loan Documents supersede all other discussions, promises, representations, warranties, agreements and understandings between the parties. All of the Obligations, and all of the Loan Documents and all terms and provisions thereof shall continue in full force and effect and the same are hereby ratified and confirmed. This Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment or waiver is sought. Nothing herein limits any of the covenants, agreements, representations or warranties in the Loan Agreement or any of the other Loan Documents.

        5.2. Investigation. Each of the parties acknowledges that it and its counsel have had an adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Agreement prior to the execution hereof and the delivery and acceptance of the consideration specified herein. Each party acknowledges that
(i) each has been represented by independent counsel of its own choice throughout all of the negotiations which preceded the execution of this Agreement, (ii) each has executed this Agreement with the consent and on the advice of such independent legal counsel, and (iii) each has executed this Agreement voluntarily and knowingly.

        5.3. Waivers. Any waiver of any condition in, or breach of, this Agreement or any of the other Loan Documents in a particular instance shall be only made by a specific written waiver signed by a duly authorized officer of Silicon and Borrower, and any such waiver shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Silicon's exercise or failure to exercise any rights under this Agreement or any of the other Loan



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Documents in a particular instance shall not operate as a waiver of its right to exercise the same or different rights in subsequent instances.

        5.4. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, provided, however, that Borrower may not assign or transfer any rights hereunder without the prior written consent of Silicon.

        5.5. Costs and Expenses. Borrower shall reimburse Silicon for all of the reasonable costs, fees and expenses (including without limitation reasonable attorneys fees) which Silicon has incurred or hereafter incurs in connection with the negotiation, drafting or enforcement of this Agreement, or otherwise in connection with this Agreement or the other Loan Documents, whether or not there is any litigation between the parties hereto.

        5.6. Good Faith. Borrower acknowledges and agrees that Silicon has acted in good faith and has conducted itself in a commercially reasonable manner its relationships with Borrower and in connection with this Agreement and the Loan Agreement and the other Loan Documents.

        5.7. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

        5.8. Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

        5.9. Time of the Essence. Time is of the essence of each of the obligations of the parties under, and each of the provisions of, this Agreement.

        5.10. Headings; Counterparts. The headings in this Agreement are solely for convenience and shall be given no effect in the construction or interpretation of this Agreement. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same agreement.

        5.11. Governing Law; Forum Selection. This Agreement is being entered into in the State of California. This Agreement shall be governed by the laws of the State of California. As a material part of the consideration to the parties for entering into this Agreement, each party (1) agrees that, at the option of Silicon, all actions and proceedings based upon, arising out of or relating in any way directly or indirectly to, this Agreement shall be litigated exclusively in courts located within Santa Clara County, California, (2) consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and (3) waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Santa Clara County, California.

        5.12. MUTUAL WAIVER OF RIGHT TO JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY



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RELATING TO: (i) THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; OR (ii) ANY
OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN OR AMONG THEM; OR (iii) ANY CONDUCT, ACTS OR OMISSIONS OF ANY PARTY TO THIS AGREEMENT OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH THEM; IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

"Silicon":                            "Borrower":

Silicon Valley Bank                   First Virtual Communications, Inc


By                                    By /s/ TRUMAN COLE
  ------------------------------        ----------------------------------------
Title                                 Title VP/CFO
     ---------------------------           -------------------------------------

                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------

                                      Cuseeme Networks, Inc.


                                      By /s/ TRUMAN COLE
                                        ----------------------------------------
                                      Title VP/CFO
                                           -------------------------------------


                                      By
                                        ----------------------------------------
                                      Title
                                           -------------------------------------



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